INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to Registration Statement No. 333-37711 of Undiscovered Managers Funds on Form N-1A of our report dated October 19, 1999, appearing (and incorporated by reference) in the annual report to shareholders of Undiscovered Managers Funds for the year ended August 31, 1999, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is part of such Registration Statement.



Deloitte & Touche LLP
Princeton, New Jersey
December 22, 1999